Exhibit 99.3

SCHEDULE A

Funds

Date	Number of Shares Bought	Price Per Share($) (1)(2)
06/02/2026	23,631	23.99172(3)
06/03/2026	30,359	24.44363(4)

(1) Excludes commissions and other execution-related costs.

(2) Upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares bought or sold (as the case may be) at each separate price will be provided.

(3) Reflects a weighted average purchase price of $23.99172 per share, at prices ranging from $23.89 to $24.05 per share.

(4) Reflects a weighted average purchase price of $24.44363 per share, at prices ranging from $24.16 to $24.50 per share.

Date	Number of Shares Sold	Price Per Share($) (1)(2)
05/04/2026	30,783	24.65099(3)
05/05/2026	34,783	24.67775 (4)
05/06/2026	1,775	24.64147 (5)
05/07/2026	18,655	24.64140(6)
05/08/2026	46,753	24.69500(7)
05/11/2026	31,383	24.64771 (8)
05/12/2026	13,031	24.63574(9)
05/13/2026	3,629	24.63041 (10)
05/14/2026	411	24.62000(11)
05/15/2026	435	24.65000(12)
05/18/2026	4,119	24.62229(13)
05/19/2026	32,114	24.66614(14)
05/20/2026	14,555	24.66839(15)
05/21/2026	11,245	24.62865 (16)
05/22/2026	38,549	24.63109(17)
05/26/2026	33,222	24.62871(18)
05/27/2026	657	24.62000(19)

(1) Excludes commissions and other execution-related costs.

(2) Upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares bought or sold (as the case may be) at each separate price will be provided.

(3) Reflects a weighted average purchase price of $24.65099 per share, at prices ranging from $24.64 to $24.70 per share.

(4) Reflects a weighted average purchase price of $24.67775 per share, at prices ranging from $24.65 to $24.72 per share.

(5) Reflects a weighted average purchase price of $24.64147 per share, at prices ranging from $24.64 to $24.65 per share.

(6) Reflects a weighted average purchase price of $24.64140 per share, at prices ranging from $24.62 to $24.675 per share.

(7) Reflects a weighted average purchase price of $24.69500 per share, at prices ranging from $24.62 to $24.78 per share.

(8) Reflects a weighted average purchase price of $24.64771 per share, at prices ranging from $24.62 to $24.74 per share.

(9) Reflects a weighted average purchase price of $24.63574 per share, at prices ranging from $24.62 to $24.66 per share.

(10) Reflects a weighted average purchase price of $24.63039 per share, at prices ranging from $24.62 to $24.65 per share.

(11) Reflects a weighted average purchase price of $24.62000 per share, at prices ranging from $24.62 to $24.62 per share.

(12) Reflects a weighted average purchase price of $24.65000 per share, at prices ranging from $24.65 to $24.65 per share.

(13) Reflects a weighted average purchase price of $24.62229 per share, at prices ranging from $24.62 to $24.62 per share.

(14) Reflects a weighted average purchase price of $24.66614 per share, at prices ranging from $24.63 to $24.71 per share.

(15) Reflects a weighted average purchase price of $24.66839 per share, at prices ranging from $24.62 to $24.71 per share.

(16) Reflects a weighted average purchase price of $24.62865 per share, at prices ranging from $24.62 to $24.64 per share.

(17) Reflects a weighted average purchase price of $24.63109 per share, at prices ranging from $24.62 to $24.67 per share.

(18) Reflects a weighted average purchase price of $24.62871 per share, at prices ranging from $24.62 to $24.66 per share.

(19) Reflects a weighted average purchase price of $24.62000 per share, at prices ranging from $24.62 to $24.62 per share.